EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-173469, 333-188296, 333-195641, 333-207963 and 333-214432 of our reports dated February 28, 2018, relating to our audits of the Consolidated Financial Statements and internal control over financial reporting of United Financial Bancorp, Inc. and subsidiaries, which reports appear in this Annual Report on Form 10-K of United Financial Bancorp, Inc. for the year ended December 31, 2017.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
February 28, 2018